Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2009 in Post - Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-147019) and related Prospectus of Prosper Marketplace Inc. for the registration of $500,000,000 Borrower Payment Dependent Notes.

/s/ Ernst & Young LLP

San Francisco, California

October 8, 2009